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                                                                  EXHIBIT (d)(2)


                                                        Dated: December 16, 2005


                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                         Between The Coventry Group and
                    Boston Trust Investment Management, Inc.


Name of Fund                                         Compensation1
------------                                         ------------

Boston Balanced Fund                   .75% of average daily net assets

Boston Equity Fund                     .75% of average daily net assets

Boston Trust Small Cap Fund            .75% of average daily net assets

Walden Social Balanced Fund            .75% of average daily net assets

Walden Social Equity Fund              .75% of average daily net assets




THE COVENTRY GROUP                     BOSTON TRUST INVESTMENT MANAGEMENT, INC.


By:                                    By:
   ---------------------------            -------------------------------------

Name:                                  Name:
     -------------------------             ------------------------------------


Title:                                 Title:
      ------------------------               ----------------------------------



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1  All Fees are computed daily and paid monthly.